Exhibit 99.1


BJ's Restaurants, Inc. Opens in Norman, Oklahoma; Palmdale, California
                Opening Sets New Company Sales Record


    HUNTINGTON BEACH, Calif.--(BUSINESS WIRE)--May 10, 2007--BJ's Restaurants, Inc. (NASDAQ:BJRI) today announced the opening of its 60th restaurant in Norman, Oklahoma, home of the University of Oklahoma, on May 8, 2007. The new BJ's Restaurant & Brewhouse is located at 330 Ed Noble Parkway on a freestanding pad across from the Sooner Mall. The restaurant is approximately 8,500 square feet, contains seating for 280 guests and features BJ's extensive menu that includes BJ's signature deep dish pizza, award winning handcrafted beer and our famous Pizookie(R) dessert. BJ's highly detailed, contemporary decor and the concept's unique video statement, with several high definition flat panel televisions, together create a high energy, fun and family-friendly dining environment for everyone to enjoy. Hours of operation are from 11:00 a.m. to 12:00 midnight Sunday through Thursday, and 11:00 a.m. to 1:00 a.m. Friday and Saturday.

    "We are very pleased to bring the BJ's dining experience to Norman," commented Jerry Deitchle, President and CEO. "Sales of our first two days of operations in Norman were stronger than we initially expected. We are also looking forward to opening our second restaurant in the Oklahoma City market later this summer at the Quail Springs Mall." The Norman restaurant is the Company's fifth new restaurant opening to date during 2007. The Company reiterates its objective to open as many as 13 new restaurants during 2007 and thereby achieve a 20% to 25% increase in total restaurant operating weeks during the year. Work is well underway to identify and secure several prospective locations for potential 2008 and 2009 openings.

    Additionally, BJ's new Palmdale, CA restaurant set a new opening week sales record for the Company. The Palmdale restaurant, which opened on May 2, 2007, achieved first-week sales of $169,000. "We believe that over 15,000 guests visited our Palmdale restaurant during its first seven days of operation, and we are looking forward to continued strong sales volumes in that restaurant," said Deitchle.

    BJ's Restaurants, Inc. currently owns and operates 60 casual dining restaurants under the BJ's Restaurant and Brewery, BJ's Restaurant and Brewhouse or BJ's Pizza & Grill brand names. BJ's restaurants offer an innovative and broad menu featuring award-winning, signature deep-dish pizza complemented with generously portioned salads, sandwiches, soups, pastas, entrees and desserts. Quality, flavor, value, moderate prices and sincere service remain distinct attributes of the BJ's experience. The Company operates several microbreweries which produce and distribute BJ's critically acclaimed handcrafted beers throughout the chain. The Company's restaurants are located in California (36), Texas (8), Arizona (4), Colorado (3), Oregon (3), Nevada (2), Florida (2), Ohio (1), and Oklahoma (1). The Company also has a licensing interest in a BJ's restaurant in Lahaina, Maui. Visit BJ's Restaurants, Inc. on the web at www.bjsrestaurants.com.

    Certain statements in the preceding paragraphs and all other statements that are not purely historical constitute "forward-looking statements" for purposes of the Securities Act of 1933 and the Securities and Exchange Act of 1934, as amended, and are intended to be covered by the safe harbors created thereby. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results to be materially different from those projected or anticipated. Factors that might cause such differences include, but are not limited to: (i) our ability to manage an increasing number of new restaurant openings, (ii) construction delays, (iii) labor shortages, (iv) minimum wage increases, (v) food quality and health concerns, (vi) factors that impact California, where 36 of our current 60 restaurants are located, (vii) restaurant and brewery industry competition, (viii) impact of certain brewery business considerations, including without limitation, dependence upon suppliers and related hazards, (ix) consumer trends, (x) potential uninsured losses and liabilities, (xi) fluctuating commodity costs including food and energy, (xii) trademark and servicemark risks,
(xiii) government regulations, (xiv) licensing costs, (xv) beer and liquor regulations, (xvi) loss of key personnel, (xvii) inability to secure acceptable sites, (xviii) limitations on insurance coverage,
(xix) legal proceedings, (xx) other general economic and regulatory conditions and requirements and (xxi) numerous other matters discussed in the Company's filings with the Securities and Exchange Commission. BJ's Restaurants, Inc. undertakes no obligation to update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

    For further information, please contact Greg Levin of BJ's
Restaurants, Inc. (714) 500-2440.


    CONTACT: BJ's Restaurants, Inc.
             Greg Levin, 714-500-2440